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                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF CHAPMAN TRIPP]

     Our ref:  Barry Brown
     Direct Line:  498 4916
     E-mail: barry.brown@chapmantripp.co.nz


     31 March 1998


     Telecom Corporation of New Zealand Limited
     Telecom Networks House
     68 Jervois Quay
     Wellington
     NEW ZEALAND


     AMERITECH OFFERING - ISSUE OF SHARES

     Introduction

1 We are acting as New Zealand counsel for Telecom Corporation of New Zealand Limited, a New Zealand company existing under the Companies Act 1993 (N.Z.) as a company limited by shares (the "Company"), in connection with a Registration Statement on Form F-3 (Registration No. 333-47901) (the "Registration Statement") originally filed with the Securities and Exchange Commission (the "Commission") on 13 March 1998 under the United States Securities Act of 1993, as amended (the "Act"), relating to the Company's registration of certain of its existing issued ordinary shares, no par value, to be offered by Ameritech New Zealand Investments, Inc (the "Shares") in the form of Instalment Receipts and Interim American Depositary Shares.

     Consent

2    We hereby consent to the filing of this Opinion with the Commission as
     Exhibit 5.1 to the Registration Statement. We also consent to the reference to Chapman Tripp Sheffield Young under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
     Section 7 of the Act or the rules and regulations of the Commission.


                         [LETTERHEAD OF CHAPMAN TRIPP]
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                                 Chapman Tripp
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                              AMERITECH OFFERING


     Documents Examined

3 We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records (including documents held on the public file of the Company at the office of the District Registrar of Companies at Wellington) and other instruments and such certificates of Company officers as we have deemed necessary for the purpose of this Opinion, including (a) the former Memorandum and Articles of Association of the Company, (b) the Constitution of the Company, (c) certain resolutions passed by the members of the Company and the Board of Directors of the Company, and (d) a certain statutory declaration made by a Director of the Company and delivered to the Registrar of Companies for registration pursuant to section 60 of the Companies Act 1955 (N.Z.).

4 For the purpose of this Opinion, we have assumed the authenticity of all documents submitted or otherwise made available to us as originals, the conformity to the originals of all documents submitted or otherwise made available to us as copies and the authenticity of the originals of all documents submitted or otherwise made available to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this Opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorisation, execution and delivery of all documents by the parties thereto. As to matters of fact underlying our opinion, we have relied (without independent investigation) upon representation of Company officers. Nothing has been brought to our attention which causes us to believe, however, that such representations are misleading.

     Opinion

5 Based on the foregoing and subject to the further limitations noted below, we are of the opinion that the Shares are legally issued and fully paid.

6 Under New Zealand law the liability of a member of a company limited by shares to make payments on the shares held by that member is limited to the amount, if any, unpaid on or in respect of the shares held by that member. If a share has been issued at a premium (under the previous New Zealand company law) then the member to which that share originally is issued also will be liable, as a matter of contract, to pay the relevant premium to the relevant company. In the circumstances of the Shares, however, we believe that, because the Shares are fully paid, the holders for the time being of the Shares will not have any further liability to the Company in respect of any amount originally payable on the Shares.

7 We do not purport to cover herein the application of the securities or "Blue Sky" laws of the various states of the United States to the sale of the Shares.

     continued
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                                 Chapman Tripp
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                              AMERITECH OFFERING


     General

8    This Opinion is:

     8.1 governed by, and shall be construed in accordance with, the laws of New Zealand;

     8.2  strictly limited to the matter stated herein; and

     8.3 limited to the laws of New Zealand as at the date of this Opinion and no opinion is expressed with respect to the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the present law be changed in any way.

9 This Opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

     Yours faithfully

     /s/ Barry Brown
     --------------------------------
     Barry Brown

     Partner